SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT is entered into as of August 17, 2011, between Xerox Corporation ("Xerox") and Network Dealer Services, Inc., formerly known as Red Foxx Solutions, LLC ("Lessee").

RECITALS

A. Xerox and Lessee are parties to one or more Agreements as identified in the attached Schedule as Exhibit A, and made a part hereof (collectively, the "Agreement," whether one or more), which provides for the lease and/or maintenance of certain personal property, hereinafter called the "Equipment."

B. Lessee has failed to make the payments that have become due under the Agreement and therefore is in default under said Agreement. By reason of such default, Xerox is entitled to recover from Lessee certain amounts which include but are not limited to: (1) all amounts that heretofore have become due under the Agreement and remain unpaid, together with interest on said amounts to the extent provided in the Agreement; (2) late charges and a reasonable disengagement fee as provided in the Agreement; (3) all remaining Minimum Lease Payments (as that term is defined in the Agreement) that in the absence of default would have become due after the date of this Settlement Agreement, less any unearned finance, maintenance, and supply charges. Accordingly, Xerox is presently entitled to recover from Lessee the amount of $346,334.96 (hereinafter referred to as the "Amount Due").

C. To resolve the above described default and conclude any disputes that may exist concerning the Agreement, and to avoid the cost and delay inherent in litigation, Xerox and Lessee have agreed as follows.

AGREEMENT

1. Payment to Xerox. Lessee shall cause to be paid to Xerox the amount of US $265,000.00 (the "Settlement Amount"), payable as follows: twenty-nine (29) consecutive monthly payments of $8,833.33, commencing September 15, 2011 – January 15, 2014, followed by a final payment of $8,833.43 on or before February 15, 2014. In consideration of the covenants and Agreement herein set forth, Xerox agrees to accept payment of the Settlement Amount in full and final satisfaction of Lessee's obligation to make payments under the Agreement.

2. Disposition of Equipment. On or before August 12, 2011, Lessee shall surrender the Equipment to Xerox. IN ADDITION TO ANY WAIVERS SET FORTH IN THE AGREEMENT, LESSEE HEREBY WAIVES ANY NOTICE OF SALE OR OTHER DISPOSITION OF THE EQUIPMENT BY XEROX.

3. Warranty and Representation by Lessee. Lessee warrants and represents to Xerox that all information provided by Lessee to Xerox at any time in connection with the said Agreement and/or this Settlement Agreement is correct in all material respects as of the time such information is or was provided, and that such information is subject to no omissions that would make such information misleading. Lessee acknowledges that Xerox has relied on such warranty and representation in entering into this Settlement Agreement; that such warranty and representation are material inducements to Xerox to enter into this Settlement Agreement; and that Xerox would not enter into this Settlement Agreement in the absence of such warranty and representation. In the event of a breach of such warranty and representation, or any other representation contained in this

Settlement Agreement, Lessee and Xerox agree that Xerox shall be entitled to recover from Lessee, as liquidated damages and not as a penalty, an amount equal to the difference between the Amount Due and the Settlement Amount, together with interest on the amount of such difference at the rate of ten per cent (10%) per annum from and beginning on the date of this Settlement Agreement.

4. Mutual Release of both parties. Effective as of the date first set forth above, Lessee does hereby release, acquit, and forever discharge Xerox and its respective successors, assigns, officers, employees, shareholders or other equity owners, directors, and attorneys from any and all claims, demands, or causes of action of any kind whatsoever which Lessee has or may have or assert, or might assert in the absence of this release, arising in connection with the Agreement, whether arising at common law, under applicable statute, or otherwise, and whether now known or unknown, and whether now existing or hereafter arising. Effective as of the date first set forth above, Xerox does hereby release, acquit, and forever discharge Lessee and its respective successors, assigns, officers, employees, shareholders or other equity owners, directors, and attorneys from any and all claims, demands, or causes of action of any kind whatsoever which Xerox has or may have or assert, or might assert in the absence of this release, arising in connection with the Agreement, whether arising at common law, under applicable statute, or otherwise, and whether now known or unknown, and whether now existing or hereafter arising.

5. Absence of Effect on Other Obligations. Nothing in this Settlement Agreement shall in any manner affect any obligation of Lessee with respect to any lease,

agreement or other undertaking not expressly identified herein or on an exhibit attached hereto.

6. GOVERNING LAW. THIS SETTLEMENT AGREEMENT AND THE PARTIES' PERFORMANCE HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

7. Time of the Essence. Time is of the essence in Lessee's performance under this Settlement Agreement.

8. Attorney Fees. In the event of any dispute arising out of this Settlement Agreement, the prevailing party shall be entitled to recover its attorney fees.

9. Modifications. No changes, modifications or amendments hereto shall be of any force or effect unless made in a writing signed by all parties that have signed this Settlement Agreement. This Settlement Agreement may not be contradicted by evidence of any oral agreement.

10. Construction of Terms; Execution; Headings. To the full extent necessary to assure the recovery by Xerox of the amount to be paid to it under this Settlement Agreement, the use of a singular term shall encompass the plural of such term, and vice versa. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Signatures provided via facsimile shall have the same force and effect as originals. The section headings herein are provided solely for the convenience of the parties and shall not in any way affect the construction or interpretation of this Settlement Agreement.

11. Representation by Counsel; Authority. Xerox and Lessee each warrants that it has been and is represented by counsel of its choice in regard to this Settlement Agreement; that its representative has read this Settlement Agreement before signing it and understands this Settlement Agreement; that its representative has adequate power and capacity to enter into this Settlement Agreement; that it has entered into this Settlement Agreement voluntarily; that it has taken all appropriate and necessary corporate action to authorize the execution, delivery and performance of this Settlement Agreement, and this Settlement Agreement has been duly authorized, executed and delivered and constitutes a valid, legal and binding agreement, enforceable in accordance with its terms.

12. JURY TRIAL WAIVER. DEBTOR EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHTS TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS SETTLEMENT AGREEMENT.

13. Notices. Any notices under this Settlement Agreement shall be made in writing and shall be addressed as follows:

If to Xerox:
Xerox Corporation
Attn: Troy Rachui
1303 Ridgeview Drive
Lewisville, TX 75057

If to Lessee:
Network Dealer Services, Inc.
Attn: Chris Brower
1725 E 1450 S, Ste 340
Clearfield, UT 84015

with a copy to:
____
____
____

Except as expressly provided herein, Lessee waives any and all notice, presentment, protest, and demand.

IN WITNESS WHEREOF, Xerox and Lessee have executed, entered into and delivered this Settlement Agreement as of the date first set forth above.

XEROX CORPORATION

By: Linda Giles

By: LINDA GILES (printed name)

RECOVERY OPS MANAGER (title)

NETWORK DEALER SERVICES, INC. formerly known as RED FOXX SOLUTIONS, LLC

By: [signature]

By: R. Lynn McCoy (printed name)

COO (title)